Exhibit 99.1
Nasdaq Symbol USPI February 2006

SAFE HARBOR STATEMENT This presentation contains forward-looking statements, including those regarding United Surgical Partners International, Inc. and the services it provides. Investors are cautioned not to place an undue reliance on these forward- looking statements, which will speak only as of the date of this presentation. United Surgical Partners International, Inc. undertakes no obligation to publicly revise these forward-looking statements. 3

COMPANY OVERVIEW Strong revenue and earnings growth Attractive case and payor mix with minimal exposure to government reimbursement Strategic relationships with prominent not-for- profit health care systems Leading operator of short stay surgical facilities in the U.S. and United Kingdom 5 Facility level operating discipline

FACILITIES 104 surgical facilities world-wide 7 England Non^JV JV

Low risk cash flows from high margin specialties and reliable payors FAVORABLE REVENUE AND PAYOR MIX 9 Overview High margin, elective procedures 38% orthopedic and pain management Over 75% private pay Insurance companies favor low cost providers Low exposure to government reimbursement fluctuations 8% Medicare worldwide YTD 2005 Payor Mix YTD 2005 Revenue Mix 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 14 8 8 14 6 7 5 38 Orthopedic & Pain Mgmt Other Ophthalmology Plastic Gastrointestinal Ear, Nose & Throat Gynecology General Surgery 14% 8% 8% 14% 6% 7% 5% 38% 1st Qtr 2nd Qtr 3rd Qtr 4th Qtr East 75 3 11 11 Private Insurance Self-Pay Other Government 75% 11% 11% 3%

INDUSTRY OVERVIEW 11

SURGERY CENTER BENEFITS ASCs are an important component of convenient access, cost efficient, quality health care: Enhanced efficiency for busy outpatient surgeons A caring, comfortable, efficient and easily accessible environment for patients and their families A cost effective alternative to the traditional hospital experience Predictability of surgical schedule Designed for high throughput Lower capital costs 13

RAPIDLY GROWING MARKET U.S. Outpatient Surgery Market (Surgeries in millions) Hospital Outpatient Surgeries Freestanding Facility Outpatient Surgeries 1981 6% 94% 3.8 1985 10% 90% 7.7 1990 17% 83% 13.3 1995 25% 75% 17.3 2002 29% 71% 26.2 Outpatient surgery has grown from 15% to over 75% of all surgeries since 1980 15 2005e 32% 68% 30.3

OPPORTUNITIES IN UNITED KINGDOM ? Approximately 30% of the population in the Greater London market accesses the private health care market Strategically located facilities Physician-driven health care Inherent limitations of National Health System Strong management team 17 London

GROWTH STRATEGY 19

FOCUS ON INTERNAL GROWTH Same Facility Results ($ in millions) U.S. Net Revenue U.K. Net Revenue $62 $68 YTD Q3 2005 YTD Q3 2004 8% $480 $527 10% YTD Q3 2005 YTD Q3 2004 21 Company-wide year-to-date same facility revenue growth of 10%

STRONG FACILITY OPERATIONS USPI's EDGE(tm) - Every Day Giving Excellence Efficient processes maximize clinical service to physicians and enhances productivity Focus on patient safety and satisfaction Benchmarking mechanism Emphasis on disciplined facility operations drives volume and efficiencies 23

DEVELOPMENT STRATEGY USPI will continue to implement a two- pronged development strategy Enter new markets with joint venture partners Expand existing relationships into new markets Establish new ventures with leading not-for-profit health care systems Add facilities in existing markets Facility growth will come through a blend of strategic acquisitions and de novo developments 25

SURGIS OVERVIEW 31 facilities, primarily multi-specialty 24 operational, 7 under development 20 facilities in current USPI or hospital partner markets Consolidating revenue $77 million, revenues under management $118 million Key success factors Integrate Surgis facilities with current hospital partners Right size corporate overhead expenses Ramp-up of 7 de novo facilities and 3 recently opened facilities 27

SURGIS ACQUISITION ANALYSIS Purchase price $200 Purchase price allocated for 10 new facilities $20 to $30 Purchase price core business $170 to $180 Surgis EBITDA $14.0 Corporate expenses $9.7 Facility EBITDA $23.7 Multiple paid for 2005 facility EBITDA 7.2 to 7.6 * EBITDA is equal to operating income less depreciation, amortization and minority interest 29 ($ in millions)

HEALTH CARE SYSTEM PARTNERS HEALTH CARE SYSTEM PARTNERS HEALTH CARE SYSTEM PARTNERS Promotes physician alignment Leverages USPI's expertise Vehicle for expanding network 67 facilities in partnership with health care system partners (Las Vegas, Phoenix and 4 in S. California) BON SECOURS HEALTH SYSTEM, INC. 31 31

DE NOVO DEVELOPMENTS All 13 de novo projects include a hospital partner De novo pipeline remains strong despite opening 9 projects in 2005 Under Development California 1 Indiana 1 Louisiana 1 Michigan 1 Nevada 1 Texas 3 Virginia 1 Under Construction (Hospital Partner) Arizona (Catholic Healthcare West) Houston, Texas (Memorial Hermann) New Jersey (Meridian) Southern California (Providence Health System) 33

FINANCIAL OVERVIEW 35

STRONG REVENUE GROWTH (1) ($ in millions) U.S U.K. (1) Continuing operations 37 $243.8 80% 20% 2002 $310.6 80% 20% 2003 27% $389.5 2004 25% 78% 22% $280.9 78% 22% YTD Q3 2004 $357.4 81% 19% YTD Q3 2005 27%

SAME FACILITY OPERATING INCOME MARGINS 24% 28% 30% 30% United Kingdom U.S. facilities without Hospital Partners Total U.S. U.S. facilities with Hospital Partners YTD Q3 2005 39

RAPID EPS GROWTH (1) $0.59 $0.43 2002 2003 37% $0.77 31% (1) Continuing operations 41 2004 $0.55 YTD Q3 2004 YTD Q3 2005 $0.78 42%

CAPITALIZATION TO SUPPORT CONTINUED GROWTH ($ in millions) Cash and Equivalents Senior Debt Subordinated Debt Total Debt Total Shareholders' Equity Total Capitalization Sept 2005 $ 121.1 $ 118.0 149.0 $ 267.0 518.3 $ 785.3 43 ($ in millions)

CASH FLOW ANALYSIS Cash Flow from Operations Maintenance Capital Expansion Capital De Novo Investment Net Change in Ownership Cash Available for Acquisitions Acquisitions (13) 2004 $ 91 (14) 77 (10) (6) (13) $ 48 $ 112 45 ($ in millions) YTD Q3 2005 $103 (15) 88 (6) (3) (24) $ 55 $ 33

MILEPOSTS FOR SUCCESS 47 18% pre-acquisition growth in 2006 (after adjusting for 10¢ of incremental equity compensation) Earnings Per Share 2005 $1.03-$1.05 Earnings Per Share (excluding future acquisitions) 2006 $1.11-$1.15 Earnings Per Share 2004 $0.77 35%

Nasdaq Symbol USPI